SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 27, 2003

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

Connecticut Valley Sale: NHPUC Approves Transaction: On December 5, 2002, the Company agreed to sell the assets of its subsidiary, Connecticut Valley Electric Company, Inc., to Public Service Company of New Hampshire ("PSNH"). The agreement resulted from months of negotiations with the Governor's Office of Energy and Community Services, New Hampshire Public Utilities ("NHPUC") staff, the Office of Consumer Advocate, the City of Claremont and New Hampshire Legal Assistance. The sale is intended to resolve all Connecticut Valley restructuring litigation in New Hampshire and the Company's stranded cost litigation at FERC. The sale is expected to close January 1, 2004.

PSNH will pay book value for Connecticut Valley's franchise and assets, which approximated $9 million at December 31, 2002. PSNH will acquire Connecticut Valley's poles, wires, substations and other facilities, and several independent power obligations, including the Wheelabrator contract. PSNH will also pay the Company $21 million for stranded power costs.

On January 31, 2003, Connecticut Valley, the Company, PSNH and various other parties asked the NHPUC for approval of settlements and transactions related to the sale. The parties are seeking approval to implement restructuring in Connecticut Valley's service territory after the sale is completed, resolve litigation between the NHPUC, Connecticut Valley and the Company, and complete the sale.

On May 23, 2003, following technical hearings on May 15, 2003, the NHPUC issued its order approving the sale without conditions. In its order, the NHPUC also approved the settlement with Wheelabrator. The order is provided below.

The FERC must also approve the sale. The parties anticipate filing an application for FERC approval shortly.

Whether the sale results in a gain or loss is highly dependent on power market price forecasts at the time of the sale. At this time, Management cannot estimate whether the sale will result in a gain or loss. If the sale transaction does not close, and the FERC exit fee proceeding ends unfavorably, there would be a material adverse effect on the Company's results of operations, financial condition and cash flows. Management cannot predict the outcome of this matter.

The full text of the order is attached as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joseph M. Kraus Joseph M. Kraus, Senior Vice President Engineering and Operations, General Counsel, and Secretary

May 27, 2003

Exhibit Index
Exhibit Number	Exhibit Title
99.1

New Hampshire Public Utilities Commission Order No. 24,176, dated May 23, 2003, Approving the Application for Approval of Settlements and Related Transactions Related to the Implementation of Restructuring in the Area Served by Connecticut Valley Electric Company, Inc.